Exhibit 5(b)

Member Company	ANNUITY INVESTORS LIFE INSURANCE COMPANY®
Administrative Address: P.O. Box 5423, Cincinnati, Ohio 45201-5423 Phone: (800) 789-6771

GROUP VARIABLE ANNUITY ENROLLMENT FORM

1.	PARTICIPANT

E-mail Address:
Name			Sex ☐ M ☐ F	SSN	-	-
Address			Telephone	( ) -
City	State	Zip		Birthdate	/	/

2.	EMPLOYER INFORMATION

Employer
Address	City	State	Zip

3.	CONTRACT INFORMATION

A.	Contract Name:	[Name]

B.	Purchase Payment(s):

☐ Initial Purchase Payment	Amount $
(amount paid with this application or rollover amount)

☐ Salary Reduction/Flexible Purchase Payment(s):
(For savings/checking account deductions, please complete the Request For Automated Premium Contributions form)
Periodic Payment Amount $	Projected Annual Purchase Payment $
First Payment Date:	Frequency:

C.	Tax Qualification:	☐ 401 (k)	☐ TSA 403(b)	☐ Governmental 457	☐ Non-Qualified
☐ Other (please specify)

D.	Source of Tax Qualified Contributions:	☐ Employer	☐ Employee	☐ Both
☐ Other (please specify):

E.	Replacement:

For: [AL, AZ, CO, HI, IA, KY, LA, ME, MD, MS, MT, NH, NJ, NM, NC, OH, OR, RI, TX, UT, VT, VA or WV]:
1.	Do you have any existing life insurance policies or annuity contracts currently in force with this Company or any other company? ☐ Yes ☐ No

If “Yes” to the above question, you must complete the Important Notice: Replacement of Life Insurance or Annuity form. Your agent must present and read the Notice to you unless you voluntarily waive this step.
For all other states:
2.	Will this contract replace or use cash values of any existing life insurance or annuity with this Company or any other company? (Not applicable to participants enrolled in a group contract that is part of an employer- sponsored plan.) ☐ Yes ☐ No If “Yes” to this question, please provide company name and policy/contract #.

Company Name:	Policy/Contract #:

F.	Special Requests:

4.	BENEFICIARY

Primary Beneficiary
Name				Relationship
Address			City		State	Zip
SSN	-	-		Share/Percentage			%
Name				Relationship
Address			City		State	Zip
SSN	-	-		Share/Percentage			%
Contingent Beneficiary
Name				Relationship
Address			City		State	Zip
SSN	-	-		Share/Percentage			%
Name				Relationship
Address			City		State	Zip
SSN	-	-		Share/Percentage			%
If additional space for designations is needed, please use the Special Requests section. Percentages in the Primary Beneficiary and the Contingent Beneficiary sections must each total 100%

5.	NOTICES (Please review the notice that applies in your state)
Arizona Residents: Upon written request, we will provide factual information within a reasonable time regarding the benefits and provisions of the Contract/Certificate. If for any reason you are not satisfied, you may return it within ten (10) days, or within thirty (30) days if the contract holder is age 65 or older on the date of the application for the annuity contract, after the Contract/Certificate is delivered to you and we will refund the Purchase Payments, plus or minus any investment gains or losses on amounts allocated to the variable account, including any deduction for any sales charges or administrative fees, and (if applicable) less any bonus amounts credited to the Purchase Payments.
Arkansas, Louisiana and New Mexico Residents: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.
Colorado Residents: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
District of Columbia Residents: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.
Florida Residents: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.
Hawaii Residents: For your protection, Hawaii law requires you to be informed that presenting a fraudulent claim for payment of a loss or benefit is a crime punishable by fines or imprisonment, or both.
Kentucky Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.
Maine, Tennessee, Virginia and Washington Residents: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.
New Jersey Residents: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
Ohio Residents: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
Oklahoma Residents: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.
Pennsylvania Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

6.  ALLOCATION ELECTIONS
Please indicate how you would like your initial Purchase Payment allocated, using whole percentages. Your allocation must total 100%. This allocation will be used for future Purchase Payments unless otherwise specified.
A.	Asset Allocation Model
Please note that 100% of the purchase payment will be allocated to the model selected below. If selecting a model, skip section 7B and go to section 8.

☐ Aggressive portfolio	☐ Moderately aggressive portfolio	☐ Moderate portfolio
☐ Moderately conservative portfolio	☐ Conservative portfolio
B.	Individual Subaccounts

Portfolios
[AIM Variable Insurance Funds]
%	[Capital Development Fund-Series II Shares]
%	[Core Equity Fund-Series I Shares ]
%	[Financial Services Fund-Series I Shares ]
%	[Global Health Care Fund-Series I Shares ]
%	[Government Securities Fund – Series II Shares]
%	[Mid Cap Core Equity Fund – Series II Shares]
%	[Small Cap Equity Fund-Series I Shares]

%	[Utilities Fund – Series II Shares]

[American Century Variable Portfolios Inc.]
%	[Large Company Value Fund-Class IC]
%	[Mid Cap Value Fund-Class IC]
%	[Ultra® Fund-Class IC]
%	[VistaSM Fund-Class I]

[Calamos® Advisors Trust]
%	[Calamos Growth and Income Portfolio]

[Davis Variable Account Fund, Inc.]
%	[Davis Value Portfolio]

%	[The Dreyfus Socially Responsible Growth Fund-SS]

%	[Dreyfus Stock Index Fund, Inc.-Service Shares]

[Dreyfus Investment Portfolio]
%	[MidCap Stock Portfolio-Service Shares]
%	[Technology Growth Portfolio-Initial Shares]

[Dreyfus Variable Investment Fund]
%	[Appreciation Portfolio-Service Shares ]
%	[Money Market Portfolio]

[Financial Investors Variable Insurance Trust]
%	[Ibbotson Balanced ETF Asset Allocation-Class II]
%	[Ibbotson Conservative ETF Asset Allocation-Class II]
%	[Ibbotson Growth ETF Asset Allocation-Class II]
%	[Ibbotson Income/Growth ETF Asset Allocation-Class II]

[Franklin Templeton VIP Trust]
%	[Templeton Foreign Securities Fund-Class 2]

%	SUBTOTAL

Portfolios
[Janus Aspen Series]
%	[Balanced Portfolio-ServiceShares]
%	[International Growth Portfolio – Service Shares]
%	[Large Cap Growth Portfolio – Service Shares]
%	[Mid Cap Growth Portfolio – Service Shares]
%	[INTECH Risk-Managed Core Portfolio – SS]

[Neuberger Berman Advisers Management Trust]

%	[Fasciano Portfolio – Class S]
%	[Guardian Portfolio – Class S]

[Oppenheimer Variable Account Funds]
%	[Balanced Fund/VA-Service Shares]
%	[Capital Appreciation Fund/VA-Service Shares]
%	[Global Securities Fund/VA-Service Shares]
%	[Main Street Fund®/VA-Service Shares]
%	[Main Street Small Cap Fund/VA-Service Shares]

[PIMCO Variable Insurance Trust]
%	[High Yield Portfolio-Administrative Class]
%	[Real Return Portfolio-Administrative Class]
%	[Total Return Portfolio-Administrative Class]

[Rydex Variable Trust]
%	[Sector Rotation Fund]

[Van Kampen Universal Institutional Funds, Inc.]
%	[Core Plus Fixed Income Portfolio-Class I]
%	[Mid-Cap Growth Portfolio-Class I]
%	[U.S. Mid Cap Value Portfolio-Class I]
%	[U.S. Real Estate Portfolio-Class I]
%	[Value Portfolio-Class I]

[Wilshire Variable Insurance Trust]
%	[Wilshire 2010 Moderate Fund]
%	[Wilshire 2015 Moderate Fund]
%	[Wilshire 2025 Moderate Fund]
%	[Wilshire 2035 Moderate Fund]
%	[Wilshire 2045 Moderate Fund]

[FIXED ACCOUNT OPTIONS]
%	[Fixed Accumulation Account*]

%	SUBTOTAL

Combined Totals must equal 100%.

[* Not available for XXX product]

7.  AGREEMENT
I agree that the information provided is true and complete to the best of my knowledge. I have read and understand each of the statements and answers on this form. The Certificate I have applied for is suitable for my investment objectives and financial situation. A verbal confirmation may be requested for this enrollment form during a telephone interview, and I agree that this verbal confirmation is as valid as my written signature.
I ACKNOWLEDGE THAT PROSPECTUSES FOR THE CONTRACT, AND ALL AVAILABLE SUB-ACCOUNTS AND FUNDS SHOWN IN SECTION 6 ARE AVAILABLE TO BE VIEWED OR DOWNLOADED FROM THE COMPANY WEBSITE, www.gafri.com AND THAT A COPY OF THE PROSPECTUSES HAVE BEEN PROVIDED TO MY PLAN ADMINISTRATOR. I UNDERSTAND THAT ALL VALUES, INCLUDING THE DEATH BENEFIT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

Participant	Please initial here if you wish to give the registered representative identified below authorization to make transfers on your behalf and at your direction, on this Certificate.

Signed at (City)	(State)	Date

Participant’s Signature

Plan Administrator’s Signature (if applicable)

8.  AGENT’S INFORMATION
To the best of my knowledge and belief, the annuity being purchased ☐ is ☐ is not intended to replace or use cash values of any existing life insurance or annuity with this or any other company.
For enrollment forms signed in the states of [AL, AZ, CO, HI, IA, KY, LA, ME, MD, MS, MT, NH, NJ, NM, NC, OH, OR, RI, TX, UT, VT, VA and WV], I certify that I used only insurer-approved sales materials and that an original or a copy of all the sales materials used was left with the Participant. I further certify in these states that a printed copy of any electronically presented sales materials will be presented to the Participant no later than the date the Certificate is delivered to the Participant.
If the annuity applied for replaces any existing life insurance or annuity with this or any other company, I attest that I have reviewed the potential advantages of the purposed transaction.

Agent Name (please print)

Agent’s Signature		Date

Name of Broker/Dealer Firm

Agent #	Agent State License ID #	Agent Phone #

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